As filed with the Securities and Exchange Commission on July 20, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Mediacom Communications Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1566067
(State of Incorporation)	(I.R.S. Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of Principal Executive Offices)
Mediacom Communications Corporation 2010 Employee Stock Purchase Plan
(Full Title of the Plan)
Rocco B. Commisso
Chairman and Chief Executive Officer
100 Crystal Run Road
Middletown, New York 10941
(845) 695-2600
(Name, Address and Telephone Number of Agent for Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	be Registered (1)	Price Per Share (2)	Offering Price	Registration Fee
Class A Common Stock, $.01 par value per share	2,000,000 shares	$6.85	$13,700,000	$976.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed by Mediacom Communications Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 0-29227) are hereby incorporated by reference and made a part of this Registration Statement:
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010;

•	The Registrant’s Current Report on Form 8-K, dated April 23, 2010;

•	The Registrant’s Current Report on Form 8-K, dated June 1, 2010;

•	The Registrant’s Current Report on Form 8-K, dated June 17, 2010;

•	The Registrant’s Current Report on Form 8-K, dated June 18, 2010;

•	The Registrant’s Definitive Proxy Statement for the Registrant’s 2010 Annual Meeting, filed with the Commission on April 30, 2010; and

•	The Registrant’s Registration Statement on Form 8-A containing a description of the Registrant’s Class A common stock.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
     The Registrant’s Class A common stock is registered under Section 12 of the Exchange Act and a description of such common stock is set forth in the Registrant’s Registration Statement on Form 8-A.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Robert L. Winikoff, a director of the Registrant, is a member of Sonnenschein Nath & Rosenthal LLP, counsel to the Registrant. As of June 30, 2010, Mr. Winikoff owned 52,450 shares of the Registrant’s Class A common stock, 11,250 unvested restricted stock units and options to purchase 123,000 shares of the Registrant’s Class A common stock.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     The amended and restated by-laws of the Registrant provides for indemnification by the Registrant to the fullest extent permitted by applicable law of any person who is or was a director, officer, employee or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise. The Registrant is also required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of the Registrant.
     The amended and restated by-laws also provide that the Registrant shall pay the expenses (including attorneys’ fees) as they are incurred by an officer or director of the Registrant in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Registrant may be made by the board of directors in its discretion upon such terms and conditions, if any, as it deems appropriate.
     The indemnification rights provided to any person by the amended and restated by-laws are not exclusive of any other rights which such person may have or acquire in the future under any statute, provision of the certificate of incorporation, the amended and restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

Exhibit
Number	Description of Exhibit
4.1*	Mediacom Communications Corporation 2010 Employee Stock Purchase Plan (included as an exhibit in the Registrant’s Proxy Statement for the 2010 Annual Meeting)
4.2*	Restated Certificate of Incorporation of the Registrant (included as an exhibit in the Registrant’s Registration Statement on Form S-1, Registration No. 333-90879)
4.3*	Amended and Restated Bylaws of the Registrant (included as an exhibit in the Registrant’s Current Report on Form 8-K, dated April 21, 2009)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP relating to the validity of the securities
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)

*	The exhibits have previously been filed with the Commission as part of the filing indicated and are incorporated herein by reference.
ITEM 9. UNDERTAKINGS.
(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown and State of New York on this 20th day of July 2010.

Mediacom Communications Corporation
By:	/s/ Rocco B. Commisso
Rocco B. Commisso
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rocco B. Commisso and Mark E. Stephan, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rocco B. Commisso	Chairman and Chief Executive Officer	July 20, 2010
Rocco B. Commisso	(Principal Executive Officer)

/s/ Mark E. Stephan	Executive Vice President and Chief	July 20, 2010
Mark E. Stephan	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas V. Reifenheiser	Director	July 20, 2010
Thomas V. Reifenheiser

/s/ Natale S. Ricciardi	Director	July 20, 2010
Natale S. Ricciardi

Signature	Title	Date

/s/ Robert L. Winikoff	Director	July 20, 2010
Robert L. Winikoff

/s/ Scott W. Seaton	Director	July 20, 2010
Scott W. Seaton

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1*	Mediacom Communications Corporation 2010 Employee Stock Purchase Plan (included as an exhibit in the Registrant’s Proxy Statement for the 2010 Annual Meeting)
4.2*	Restated Certificate of Incorporation of the Registrant (included as an exhibit in the Registrant’s Registration Statement on Form S-1, Registration No. 333-90879)
4.3*	Amended and Restated Bylaws of the Registrant (included as an exhibit in the Registrant’s Current Report on Form 8-K, dated April 21, 2009)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP relating to the validity of the securities
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)

*	The exhibits have previously been filed with the Commission as part of the filing indicated and are incorporated herein by reference.